EXHIBIT 5

February 11, 2003

Board of Directors

J. C. Penney Company, Inc.

J. C. Penney Corporation, Inc.

6501 Legacy Drive

Plano, Texas 75024-3698

Ladies and Gentlemen:

As General Counsel of J. C. Penney Corporation, Inc., a Delaware corporation (the “Company”), and J. C. Penney Company, Inc., a Delaware corporation (“Co-Obligor”), I am familiar with the Certificates of Incorporation of both the Company and the Co-Obligor, as restated or otherwise amended, and their Bylaws, as amended.

I am also familiar with the corporate proceedings of both the Company and the Co-Obligor taken, and the additional proceedings proposed to be taken, in connection with the issuance and sale from time to time of up to $2,000,000,000 aggregate principal amount of debt securities (“Debt Securities”) issuable under an Indenture dated as of April 1, 1994, as supplemented as of January 27, 2002, and as of July 26, 2002, among the Company, the Co-Obligor and U. S. Bank Trust National Association, as trustee (said Indenture, as so amended, referred to in this opinion as (“Indenture”), each series of which will be offered on terms to be determined at the time of the sale. The Debt Securities may be offered with warrants (“Warrants”) to purchase Debt Securities, any such Warrants to be issued pursuant to a warrant agreement (“Warrant Agreement”) to be entered among the Company, Co-Obligor and a warrant agent (“Warrant Agent”) (Debt Securities and Warrants being collectively called (“Securities”)). I have examined the Registration Statement on Form S-3 in the form being filed by the Company and Co-Obligor with the Securities and Exchange Commission on this date (“Registration Statement”), for the registration under the Securities Act of 1933, as amended, of the Securities for an offering to be made on a continuous or delayed basis pursuant to the provisions of Rule 415. I have also examined such other documents and records as I have deemed appropriate for the purpose of this opinion.

Bases on the foregoing, I am of the opinion as follows:

The execution and delivery of the Indenture have been validly authorized, and the Indenture constitutes a valid and binding obligation of the Company and Co-Obligor in accordance with its terms except as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principals.

Board of Directors

February 11, 2003

Subject to the proposed additional proceedings being taken as now contemplated by the Company and Co-Obligor prior to the issuance of the Debt Securities, including the Debt Securities issuable upon due exercise of the Warrants in accordance with the terms of the Warrant Agreement, have been duly executed on behalf of the Company and Co-Obligor, authenticated by or on behalf of the Trustee, issued and sold as described in the Registration Statement (including any Prospectus and Prospectus Supplement relating thereto), and delivered by the Company in accordance with the Indenture, such Debt Securities will constitute valid and binding obligations of the Company and Co-Obligor in accordance with their respective terms and the terms of the Indenture except as limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principals.

Subject to the proposed additional proceedings being taken as not contemplated by the Company and Co-Obligor prior to the issuance of the Warrants, and to the due execution and delivery of the Warrant Agreement relating to the Warrants to be issued, when the warrant certificates evidencing such Warrants (“Warrant Certificates”) shall have been duly executed on behalf of the Company and Co-Obligor and countersigned by the Warrant Agent, issued and sold as described in the Registration Statement (including the Prospectus and Prospectus Supplement relating thereto) and such Warrant Certificates shall have been delivered by the Company in accordance with the Warrant Agreement, the Warrant Certificates will constitute valid and binding obligations of the Company and Co-Obligor in accordance with their respective terms and the terms of the Warrant Agreement except as limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principals.

I hereby consent to the reference to me under the heading “Validity of Securities” in any Prospectus included in said Registration Statement and to the filing of this opinion as an exhibit to said Registration Statement.

Very truly yours,

/s/    C. R. Lotter